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                                           EXHIBIT 23
                                           PITTWAY CORPORATION
                                           DECEMBER 31, 1993

                                           FORM 10-K



                        CONSENT OF INDEPENDENT ACCOUNTANTS



                    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-33312 and 33-35168) of Pittway Corporation of our report dated February 23, 1994 appearing on page 32 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 16 of this Form 10-K.




                                           /s/Price Waterhouse
                                           PRICE WATERHOUSE




Chicago, Illinois
March 25, 1994















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